UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a party other than the registrant ☐

Check the appropriate box:

☑	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dynamic International Opportunity Fund

(Ticker:  ICCIX, ICCNX)

Dynamic U.S. Opportunity Fund

(Ticker: ICSIX, ICSNX)

each a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

January [____], 2018

Dear Shareholder:

I am writing to inform you of the upcoming special meeting (the “Meeting”) of the shareholders of the Dynamic International Opportunity Fund and Dynamic U.S. Opportunity Fund (the “Funds”), each a series of Northern Lights Fund Trust II (the “Trust”).

The Meeting is scheduled to be held at 10:00 a.m., Eastern Time on [_________], 2018, at the offices of Gemini Fund Services, LLC, the Trust’s administrator, at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788. Please take the time to carefully read the enclosed Proxy Statement and cast your vote by following the instructions on the enclosed proxy ballot.

As described in the attached Notice and Proxy Statement, AFAM Capital, Inc. (the “Old Adviser”), and specifically the Innealta Capital division of the Old Adviser (the “Innealta Division”), serves as the investment adviser to the Funds and is responsible for the day-to-day management of the Funds’ assets. Dr. Vito Sciaraffia serves as the Innealta Division’s Chief Investment Officer and portfolio manager for the Funds. The Old Adviser is directly wholly-owned and controlled by AF Holdings, Inc. (“AFHI”). At a meeting held on January 23-24, 2018, the Old Adviser advised the Board of Trustees (the “Board”) of the Trust that it had entered into an agreement pursuant to which the Innealta Division would become its own legal entity and an investment adviser registered with the U.S. Securities and Exchange Commission (“SEC”), Innealta Capital, LLC (the “New Adviser”) (the “Reorganization”). The Reorganization, which would occur after shareholder approval of the new investment advisory agreement, would result in the following ownership structure for the New Adviser: Dr. Vito Sciaraffia will indirectly own 88.50% of the New Adviser through Riomaggiore Investments, LLC as its sole member, and Dr. Gonzalo Maturana, will indirectly own 11.50% of the New Adviser through Alsacia Investments, LLC, as its sole member. It is expected that other employees of the New Adviser will purchase equity interest in the New Adviser, diluting Dr. Sciaraffia’s interest in the New Adviser, although it is anticipated that Dr. Sciaraffia’s interest in the New Adviser will remain above 60% at least through the end of 2018. Both the Old and New Adviser believe that the Funds’ shareholders will benefit from the Reorganization as follows: (i) the reorganization of Innealta’s structure will improve employee retention and result in enhanced marketing efforts, potentially increasing asset retention and Fund inflows; (ii) as the assets under management within each Fund grow, shareholders will likely realize lower investment management costs; and most importantly, (iii) a more focused research and investment team will be better positioned to meet and optimally exceed the stated investment objectives of each Fund.

The Reorganization will result in an assignment and termination of the existing advisory agreement, dated October 28, 2011 and most recently renewed at a meeting held on October 24-25, 2017, between the Trust, on behalf of the Funds, and the Old Adviser (the “Existing Advisory Agreement”). In anticipation of the Reorganization and these related events, the Board approved a new advisory agreement between the Trust, on behalf of the Funds, and the New Adviser (the “New Advisory Agreement”) at the January 23-24, 2018 meeting. Approval of the New Advisory Agreement will not raise the fees paid by the Funds or the Funds’ shareholders. The New Advisory Agreement is identical to the Existing Advisory Agreement, except for the date of execution, effectiveness and term. The effective date of the New Advisory Agreement will be the date shareholders approve the New Advisory Agreement, anticipated to be [_______], 2018.

We think that this proposal is in the best interest of the shareholders of the Funds. The Trust’s Board of Trustees has unanimously recommended that shareholders of the Funds vote “FOR” the proposal.

Should you have any questions, please feel free to call us at 1-855-873-3837. We will be happy to answer any questions you may have. For voting instructions, including a toll-free number and website for voting, please refer to the enclosed proxy ballot.

Your vote is important regardless of the number of shares you own. To assure your representation at the Meeting, please follow the instructions on the enclosed proxy ballot whether or not you expect to be present at the Meeting. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

Sincerely,

Kevin E. Wolf

President

Northern Lights Fund Trust II

Dynamic International Opportunity Fund

(Ticker:  ICCIX, ICCNX)

Dynamic U.S. Opportunity Fund

(Ticker: ICSIX, ICSNX)

each a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [_______], 2018

Dear Shareholders:

The Board of Trustees of Northern Lights Fund Trust II (the “Trust”), an open-end registered management investment company organized as a Delaware statutory trust, has called a special meeting (the “Meeting”) of the shareholders of the Dynamic International Opportunity Fund and Dynamic U.S. Opportunity Fund (the “Funds”), each a series of the Trust, to be held at the offices of Gemini Fund Services LLC, the Trust’s administrator, at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on [_______], 2018 at [10:00 a.m.], Eastern Time, for the purpose of considering and approving the following proposals:

  To approve a new investment advisory agreement by and between the Trust and Innealta Capital, LLC (the “New Advisory Agreement”), the investment adviser to the Funds. No fee increase is proposed; and
  To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on [_______], 2018 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [_______], 2018.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed New Advisory Agreement) and Proxy Voting Ballot are available at [www._________________________].

By Order of the Board of Trustees

Richard Malinowski

Secretary

Northern Lights Fund Trust II

[_____________], 2018

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY BALLOT WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

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IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote. Your vote is important.

QUESTIONS AND ANSWERS

Q. What is happening?

A. As described in the attached Notice and Proxy Statement, AFAM Capital, Inc. (the “Old Adviser”), and specifically the Innealta Capital division of the Old Adviser (the “Innealta Division”), serves as the investment adviser to the Funds and is responsible for the day-to-day management of the Funds’ assets. Dr. Vito Sciaraffia serves as the Innealta Division’s Chief Investment Officer and portfolio manager for the Funds. The Old Adviser is directly wholly-owned and controlled by the AF Holdings, Inc. (“AFHI”). At a meeting held on January 23-24, 2018, the Old Adviser advised the Board of Trustees (the “Board”) of Trust that it had entered into an agreement pursuant to which the Innealta Division would become its own legal entity and an investment adviser registered with the U.S. Securities and Exchange Commission (“SEC”), Innealta Capital, LLC (the “New Adviser”) (the “Reorganization”). The Reorganization, which would occur after shareholder approval of the new investment advisory agreement, would result in the following ownership structure for the New Adviser: Dr. Vito Sciaraffia will indirectly own 88.50% of the New Adviser through Riomaggiore Investments, LLC as its sole member, and Dr. Gonzalo Maturana, will indirectly own 11.50% of the New Adviser through Alsacia Investments, LLC, as its sole member. It is expected that over time, employees of the New Adviser will purchase equity interest in the New Adviser, diluting Dr. Sciaraffia’s interest in the New Adviser, although it is anticipated that Dr. Sciaraffia’s interest in the New Adviser will remain above 60% at least through the end of 2018. Both the Old and New Adviser believe that the Funds’ shareholders will benefit from the Reorganization as follows: (i) the reorganization of Innealta’s structure will improve employee retention and result in enhanced marketing efforts, potentially increasing asset retention and Fund inflows; (ii) as the assets under management within each Fund grow, shareholders will likely realize lower investment management costs; and most importantly, (iii) a more focused research and investment team will be better positioned to meet and optimally exceed the stated investment objectives of each Fund.

The Reorganization will result in an assignment and termination of the existing advisory agreement, dated October 28, 2011 and most recently renewed at a meeting held on October 24-25, 2017, between the Trust, on behalf of the Funds, and the Old Adviser (the “Existing Advisory Agreement”). In anticipation of the Reorganization and these related events, the Board approved a new advisory agreement between the Trust, on behalf of the Funds, and the New Adviser (the “New Advisory Agreement”) at the January 23-24, 2018 meeting. Approval of the New Advisory Agreement will not raise the fees paid by the Funds or the Funds’ shareholders. The New Advisory Agreement is identical to the Existing Advisory Agreement, except for the date of execution, effectiveness and term. The effective date of the New Advisory Agreement will be the date shareholders approve the New Advisory Agreement, anticipated to be [_______], 2018. Additionally, the fee waiver/expense reimbursement arrangement in place between the Old Adviser and the Funds will remain unchanged and will extend to March 31, 2019.

The Funds’ investment objective and investment strategies have not changed as a result of the Reorganization, and the investment advisory personnel of the Old Adviser who provide services to the Funds are expected to continue to do so, if approved by shareholders, under the New Advisory Agreement.

The composition of the Board of Trustees of the Trust will not be changed as a direct result of the New Advisory Agreement, and the Board of Trustees will continue to make decisions regarding the independent accountants, custodian, administrator, distributor and transfer agent of the Funds. No changes are being proposed to these existing service providers at this time.

Q. What proposal am I being asked to vote on?

A. At the Meeting, you will be asked to vote on the proposal below, and to transact any other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof:

1. To approve a new investment advisory agreement by and between the Trust and Innealta Capital, LLC (the “New Advisory Agreement”), the investment adviser to the Funds. No fee increase is proposed.

Q. Why are you sending me this information?

A. You are receiving these proxy materials because you own shares in the Funds and have the right to vote on this very important proposal concerning your investment.

Q. How will the Reorganization or the approval of the New Advisory Agreement affect me as a Fund shareholder?

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A. The Funds and their investment objectives will not change as a result of the completion of the Reorganization or the approval of the New Advisory Agreement, and you will still own the same shares in the Funds. The terms of the New Advisory Agreement are identical to the Existing Advisory Agreement except for date of execution, effectiveness and term. The advisory fee rates charged to the Funds will remain the same as under the Existing Advisory Agreement. If approved by the shareholders, the New Advisory Agreement will have an initial two-year term and will be subject to annual renewal thereafter. The portfolio manager who currently manages the Funds will continue to manage the Funds under the New Advisory Agreement. Additionally, the operating expense limitation agreement in place between the Old Adviser and the Funds will remain unchanged and will extend to March 31, 2019 with the New Adviser. The composition of the Board of Trustees of the Trust will not be changed as a direct result of the New Advisory Agreement, and the Board of Trustees will continue to make decisions regarding the independent accountants, custodian, administrator, distributor and transfer agent of the Funds. No changes are being proposed to these existing service providers at this time.

Q. Will the Funds’ names change?

A. No. The Funds’ name will not change.

Q. Has the Board of Trustees approved the New Advisory Agreement and how do the Trustees of the Funds recommend that I vote?

A. The Board of Trustees unanimously approved the New Advisory Agreement at a meeting held on January 23-24, 2018 and recommends that you vote FOR the proposal.

Q. Who will bear the costs related to this proxy solicitation?

A. All costs of this proxy will be paid by the New Adviser and not by the Funds or its shareholders.

Q. Who is entitled to vote?

A. If you owned shares of a Fund as of the close of business on [_______], 2018 (the “Record Date”), you are entitled to vote.

Q. When and where will the Meeting be held?

A. The Meeting will be held at the offices of Gemini Fund Services LLC, the Trust’s administrator, at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on [_______], 2018 at [10:00 a.m.], Eastern Time.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

By Mail: Vote, sign and return the enclosed proxy card(s) in the enclosed self-addressed, postage-paid envelope;

By Telephone: Call the number printed on the enclosed proxy card(s);

Via Internet: If you choose to submit a proxy via the Internet, follow the instructions provided on the proxy card.

In Person: Attend the Meeting as described in the Proxy Statement.

If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by [11:59 p.m., Eastern Time], on [_________], 2018.

Q. What vote is required to approve the proposal?

A. Approval of the New Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of a Fund, which, under the Investment Company Act of 1940, as amended, means an affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares.

Q. What happens if I sign and return my proxy card but do not mark my vote?

A. Your proxy will be voted in favor of the proposal.

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Q. May I revoke my proxy?

A. You may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Funds in writing or by phone. You may also revoke your proxy by attending the Meeting, requesting the return of your proxy and voting in person.

Q. How can I obtain a copy of the Funds’ annual or semi-annual report?

A. If you would like to receive a copy of the latest annual or semi-annual report(s) for the Funds, please call (toll-free) 1-855-873-3837, write to 17605 Wright Street, Omaha, NE 68130, or visit http://www.innealtafunds.com/funddocuments/. The reports will be furnished free of charge.

Q. Whom should I call for additional information about this Proxy Statement?

A. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call (toll-free) 1-855-873-3837.

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Dynamic International Opportunity Fund

(Ticker:  ICCIX, ICCNX)

Dynamic U.S. Opportunity Fund

(Ticker: ICSIX, ICSNX)

each a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Northern Lights Fund Trust II (the “Trust”), an open-end management investment company registered with the U.S. Securities and Exchange Commission (the “SEC”) with its principal office located at 17605 Wright Street, Omaha, NE 68130. The proxies are to be used at a special meeting (the “Meeting”) of the shareholders of the Dynamic International Opportunity Fund and Dynamic U.S. Opportunity Fund, each a series of the Trust (the “Funds”), at the offices of Gemini Fund Services LLC, the Trust’s administrator, at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 on [_______], 2018 at [10:00 a.m.], Eastern Time, and any adjournment of the Meeting. The primary purpose of the Meeting is for shareholders of the Funds to consider and approve the following proposals:

  To approve a new investment advisory agreement by and between the Trust and Innealta Capital, LLC (the “New Advisory Agreement”), the investment adviser to the Funds. No fee increase is proposed; and
  To transact such other business as may properly come before the Meeting or any adjournments thereof.

The date of the first mailing of this Proxy Statement will be on or about [_______], 2018. Only shareholders of record at the close of business on [_______], 2018 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be Held on [_______], 2018:

This proxy statement is available at [_______________________], or by contacting the Funds at 1-855-873-3837. To obtain directions to attend the Meeting, please call the Funds at 1-855-873-3837. For a free copy of the Funds’ latest annual and/or semi-annual report, call (toll-free) at 1-855-873-3837or write to:

Dynamic International Opportunity Fund

Dynamic U.S. Opportunity Fund

c/o Gemini Fund Services, LLC

17605 Wright Street, Suite 2

Omaha, NE 68130

SUMMARY OF THE PROPOSAL

APPROVAL OF A NEW ADVISORY AGREEMENT BY AND BETWEEN THE TRUST AND

Innealta Capital, LLC

Background

The primary purpose of this proposal is to approve Innealta Capital, LLC (the “New Adviser”) to continue to serve as the investment adviser to the Dynamic International Opportunity Fund and Dynamic U.S. Opportunity Fund (the “Funds”), each a series of Northern Lights Fund Trust II (the “Trust”). To do so, the Trustees are requesting that shareholders approve a new advisory agreement between the Trust, on behalf of each Fund, and the New Adviser (the “New Advisory Agreement”). Approval of the New Advisory Agreement will not raise the fees paid by the Funds or the Funds’ shareholders. The New Advisory Agreement is identical to the Funds’ old investment advisory agreement with AFAM Capital, Inc. (the “Old Adviser”), and specifically the Innealta Capital division of the Old Adviser, except for date of execution, effectiveness and term. The effective date of the New Advisory Agreement will be [_______], 2018, or such other date that the Funds’ shareholders approve the New Advisory Agreement.

The Old Adviser serves as the investment adviser to the Funds and is responsible for the day-to-day management of the Funds’ assets. The Old Adviser is directly wholly-owned and controlled by AF Holdings, Inc. (“AFHI”). At a meeting held on January 23-24, 2018, the Old Adviser advised the Board of Trustees (the “Board”) of the Trust that it had entered into an agreement pursuant to which the Innealta Division would become its own legal entity and an investment adviser registered with the U.S. Securities and Exchange Commission (“SEC”), Innealta Capital, LLC (the “New Adviser”) (the “Reorganization”). The Reorganization, which would occur after shareholder approval of the new investment advisory agreement, would result in the following ownership structure for the New Adviser: Dr. Vito Sciaraffia will indirectly own 88.50% of the New Adviser through Riomaggiore Investments, LLC as its sole member, and Dr. Gonzalo Maturana will indirectly own 11.50% of the New Adviser through Alsacia Investments, LLC as its sole member. It is expected that other employees of the New Adviser will purchase equity interest in the New Adviser diluting, Dr. Sciaraffia’s interest in the New Adviser, although it is anticipated that Dr. Sciaraffia’s interest in the New Adviser will remain above 60% at least through the end of 2018. Both the Old and New Adviser believe that the Funds’ shareholders will benefit from the Reorganization as follows: (i) the reorganization of Innealta’s structure will improve employee retention and result in enhanced marketing efforts, potentially increasing asset retention and Fund inflows; (ii) as the assets under management within each Fund grow, shareholders will likely realize lower investment management costs; and most importantly, (iii) a more focused research and investment team will be better positioned to meet and optimally exceed the stated investment objectives of each Fund.

The Reorganization will result in an assignment and termination of the existing advisory agreement, dated October 28, 2011, and most recently renewed at a meeting held on October 24-25, 2017, between the Trust, on behalf of the Funds, and the Old Adviser (the “Existing Advisory Agreement”). The Existing Advisory Agreement was last approved by the sole shareholder of each Fund on December 30, 2011. In anticipation of the Reorganization and these related events, and in order to provide for the uninterrupted management of the Funds, the Board, at their meeting on January 23-24, 2018, (i) approved the New Advisory Agreement with the New Adviser, subject to shareholder approval, and (ii) voted to recommend that shareholders approve the New Advisory Agreement for the Funds. The New Advisory Agreement is identical to the Existing Advisory Agreement, except for the date of execution, effectiveness and term. The effective date of the New Advisory Agreement will be the date shareholders approve the New Advisory Agreement, anticipated to be [_______], 2018. Additionally, the fee waiver/expense reimbursement arrangement in place between the Old Adviser and the Funds will remain unchanged and will extend to March 31, 2019.

Because the Investment Company Act of 1940, as amended (the “1940 Act”), requires that investment advisory agreements be approved by a vote of a majority of the outstanding shares of a fund, shareholders are being asked to approve the proposed New Advisory Agreement.

Please see the section below entitled “Evaluation by the Board of Trustees” for a detailed discussion of the material factors and the conclusions with respect thereto that form the basis for the recommendation of the Board that the shareholders approve the New Advisory Agreement.

Information Concerning the Old and New Adviser

The New Adviser is a Texas limited liability company, located at 12117 FM 2244, Bldg. 3, #170, Austin, TX 78738. As described above, the Old Adviser’s ownership structure is as follows: AF Holdings, Inc. is the parent company of the Old Adviser.

The New Adviser is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (“Advisers Act”). The following is the ownership structure for the New Adviser: Vito Sciaraffia, the Funds’ portfolio manager, will indirectly own 88.50% of the New Adviser through Riomaggiore Investments LLC as its sole member, and Gonzalo Maturana will indirectly own 11.50% of the New Adviser through Alsacia Investments, LLC, as its sole member. As of [_______], 2018, the New Adviser had approximately $[__] million in assets under management.

The names and titles and principal occupations of the principal executive officers of the New Adviser are set forth below. The address of each such person is 12117 FM 2244, Bldg. 3, #170, Austin, TX 78738.

Name	Title
Vito Sciaraffia	Chief Investment Officer
Cynthia Mendoza	Chief Operating Officer and Chief Compliance Officer
Gonzalo Maturana	Investment Strategist

Vito Sciaraffia, Ph.D.
Vito Sciaraffia, Ph.D. is Chief Investment Officer of Innealta Capital, responsible for ensuring prudent management of all Innealta client assets, designing novel quantitative strategies, and leading the research activities of the investment team. Dr. Sciaraffia’s present role both emphasizes and builds upon his professional experience, focused heavily on the quantitative evaluation of equity securities and financial markets. In addition, he is actively involved with clients through conference presentations, webinars, and written market commentaries. Dr. Sciaraffia has been in the financial industry since 2004. His previous work experience includes: Senior Researcher on the Strategy Research Team at Dimensional Fund Advisors, Management Associate in the Investment Banking Division at Citigroup, and member of the Market Risk Team at JP Morgan. While at Dimensional, Dr. Sciaraffia conducted empirical asset pricing research, wrote research papers, enhanced the design of investment strategies, and collaborated with their marketing and sales departments by delivering technical presentations to various clients.

Additionally, Dr. Sciaraffia was an Assistant Professor of Finance at the McCombs School of Business of the University of Texas at Austin, where he researched empirical asset pricing and taught the core Investment Management course. He earned his Ph.D. in business administration from the Haas School of Business at the University of California, Berkeley. In addition, he has an MA in Mathematics with an emphasis in stochastic processes and an MS in Business from the University of California, Berkeley, an MBA and an M.S. in Finance from the University of Chile, and a B.S. in Economics and Management from the Catholic University of Chile.

Cynthia Mendoza

Ms. Mendoza serves as Chief Compliance Officer and Chief Operating Officer, for the Adviser. Ms. Mendoza is responsible for all aspects of the Adviser’s operations. Additionally, as Chief Compliance Officer, she is responsible for the general administration of the written policies and procedures set forth in the Adviser's Regulatory Compliance Manual and Code of Ethics (the "Manual") and for the periodic review of the Manual for adequacy and effectiveness of implementation. Ms. Mendoza has over fourteen years of investment management and financial services industry experience.

Gonzalo Maturana, PhD – Investment Strategist

Dr. Maturana serves as an Investment Strategist responsible for Adviser’s proprietary research and strategy design. Additionally, Dr. Maturana serves as a member of the Adviser’s Investment Committee. Dr. Maturana is an industry expert in the field of securitization and its impact on capital markets. More specifically, his research examines securitization, misreporting, and fraud: major factors that led to the Great Recession of 2008. He has been published in top finance academic journals such as the Review of Financial Studies.

The Investment Advisory Agreement

A copy of the proposed New Advisory Agreement is attached as Appendix A. Subject to shareholder approval, the Trust will enter into the New Advisory Agreement with the New Adviser. The New Advisory Agreement is identical to the Existing Advisory Agreement, except for date of execution, effectiveness and term. The following description is only a summary of the material terms of the Old and New Advisory Agreements. The term “Adviser” in this section applies to both the New and Old Adviser when describing the identical terms of the Old and New Advisory Agreements. You should refer to Appendix A for the New Advisory Agreement, as the description set forth in this Proxy Statement is qualified in its entirety by reference to Appendix A.

Under the terms of both the Existing Advisory Agreement and the New Advisory Agreement, the Adviser is entitled to receive an annual fee from each Fund equal to 1.00% of each Fund’s average daily net assets. For such compensation, the Adviser, at its expense, continuously furnishes an investment program for each Fund, makes investment decisions on behalf of each Fund, and places all orders for the purchase and sale of portfolio securities, subject to each Fund’s investment objective, policies, and restrictions and such policies as the Trustees may determine. Under the Existing Advisory Agreement, the aggregate fee paid to the Old Adviser before waivers or reimbursements for the Dynamic International Opportunity Fund’s most recent fiscal year ended [___________] was $[________], the expense reimbursement was $[________] (this was pursuant to the Old Expense Limitation Agreement, please see the discussion under the heading, “Expense Limitation Agreement” below), and the net advisory fee was $0. Under the Existing Advisory Agreement, the aggregate fee paid to the Old Adviser before waivers or reimbursements for the Dynamic U.S. Opportunity Fund’s most recent fiscal year ended [___________] was $[________], the expense reimbursement was $[________] (this was pursuant to the Old Expense Limitation Agreement, please see the discussion under the heading, “Expense Limitation Agreement” below), and the net advisory fee was $0.

Both the Existing Advisory Agreement and the New Advisory Agreement provide that the Adviser, under the supervision of the Board, agrees (directly or through a sub-adviser) to invest the assets of the Funds in accordance with applicable law and the investment objective, policies and restrictions set forth in the Funds’ current Prospectus and Statement of Additional Information, subject to such further limitations as the Trust may from time to time impose by written notice to the Adviser. The Adviser shall act as the investment adviser to the Funds and as such, shall (directly or through a sub-adviser) (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of each Fund in a manner consistent with its investment objective, policies and restrictions, and (iii) determine from time to time securities to be purchased, sold or retained by the Funds, and implement those decisions, including the selection of entities with or through which such purchases or sales are to be effected; provided, that the Adviser (directly or through a sub-adviser) will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best price and execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers who provide the Adviser with research, analysis, advice and similar services for the benefit of the Funds and pay such brokers in return a potentially higher commission or spread than may be charged by other brokers. The Adviser also provides the Funds with all necessary office facilities and personnel for servicing the Funds’ investments, compensates all officers, Trustees and employees of the Trust who are officers, directors or employees of the Adviser, and all personnel of the Funds or the Adviser performing services relating to research, statistical and investment activities.

Additionally, both the Existing Advisory Agreement and the New Advisory Agreement provide that the Adviser directly provides, subject to the supervision of the Board of Trustees, the management and administrative services necessary for the operation of the Funds. These services include providing facilities for maintaining the Funds’ organization; supervising relations with custodians, transfer and pricing agents, accountants, underwriters and other persons dealing with the Funds; preparing all general shareholder communications and conducting shareholder relations; maintaining the Funds’ records and the registration of the Funds’ shares under federal securities laws and making necessary filings under state securities laws; developing management and shareholder services for the Funds; and furnishing reports, evaluations and analyses on a variety of subjects to the Trustees.

The New Advisory Agreement will become effective upon approval by the shareholders of the Funds. The New Advisory Agreement provides that it will continue in force for an initial period of two years, and annually thereafter, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Funds. The New Advisory Agreement automatically terminates on assignment and is terminable upon notice by the Funds. In addition, the New Advisory Agreement may be terminated on 60 days’ notice by the Adviser given to the Funds.

The New Advisory Agreement, like the Existing Advisory Agreement, provides that the Funds’ adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

If the New Advisory Agreement with the New Adviser is not approved by shareholders, the Board will consider other options, including seeking shareholder approval of the New Advisory Agreement again, retaining a new investment adviser, which must also be approved by Fund shareholders, or the possible liquidation of the Funds.

Expense Limitation Agreement

Pursuant to a separate operating expense limitation agreement (the “Old Expense Limitation Agreement”), the Old Adviser had contractually agreed to waive its fee and reimburse the Funds’ expenses so that total annual operating expenses for each Fund (excluding any front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary expenses such as litigation) do not exceed 1.49% and 1.24% of each Fund’s average net assets for Class N and Class I shares respectively, through March 31, 2018. For the Funds’ most recent fiscal year ended November 31, 2017, the expense reimbursement was $[_______] for the Dynamic International Opportunity Fund and $[_________] for the Dynamic U.S. Opportunity Fund. The New Adviser has entered into a new operating expense limitation agreement (the “New Expense Limitation Agreement”) that is identical to the Old Expense Limitation Agreement except that the expense caps would be extended by a year to March 31, 2019. Under the New Expense Limitation Agreement, the New Adviser is permitted to seek reimbursement from the Funds, subject to limitations, for fees it waived and Fund expenses it paid. The New Adviser is permitted to receive reimbursement of any excess expense payments paid by it pursuant to the Old Expense Limitation Agreement or New Expense Limitation Agreement in future years on a rolling three-year basis (three years from when the expense was incurred), as long as the reimbursement does not cause the Funds’ annual operating expenses to exceed the expense cap. The New Adviser’s ability to recoup waived fees or reimbursed expenses is only permissible if the Funds is able to make the repayment without exceeding the expense limitation that was in effect at the time the fee waiver or expense reimbursement occurred or that are in effect at the time of the repayment, whichever is lower. Please refer to Appendix B for a copy of the New Expense Limitation Agreement.

Evaluation by the Board of Trustees

At a meeting of the Board on January 23-24, 2018, the Board, including the Independent Trustees, met in person with the New Adviser to consider the approval of the New Advisory Agreement between the Trust, on behalf of the Funds and the New Adviser.

In advance of the January 23-24, 2018 meeting, the Board requested and received materials to assist them in considering the New Advisory Agreement. The materials provided contained information with respect to the factors enumerated below, including the New Advisory Agreement, a memorandum prepared by the Trust’s outside legal counsel discussing in detail the Trustees’ fiduciary obligations and the factors they should assess in considering the approval of the New Advisory Agreement and comparative information relating to the advisory fee and other expenses of the Funds. The materials also included due diligence materials relating to the New Adviser (including due diligence questionnaires completed by the New Adviser, the New Adviser’s Form ADV, select financial information of the New Adviser, bibliographic information regarding the New Adviser’s key management and investment advisory personnel, and comparative fee information relating to the Funds) and other pertinent information. Based on their evaluation of the information provided by the New Adviser, in conjunction with the Funds’ other service providers, the Board, by a unanimous vote (including a separate vote of the Independent Trustees), approved the New Advisory Agreement with respect to the Funds. The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of fund management and met with such counsel separately from fund management.

In considering the approval of the New Advisory Agreement and reaching their conclusions, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors enumerated below. In their deliberations, the Board members did not identify any particular information that was all-important or controlling, and each Trustee may have attributed different weights to the various factors. The following summarizes the Trustees’ review process and the information on which their conclusions were based:

Nature, Extent and Quality of Services. As to the nature, extent, and quality of the services provided by the New Adviser to the Funds, the Trustees first discussed the Reorganization and its effect on the New Adviser. The Board then reviewed materials provided by the New Adviser related to the Reorganization as well as the New Advisory Agreement with respect to each of the Funds, including the New Adviser’s Form ADV and related schedules, a description of the manner in which investment decisions will be made and executed, a review of the personnel performing services for each of the Funds, including the team of individuals that will primarily monitor and execute the investment process. The Board discussed the extent of the New Adviser’s research capabilities, the quality of the New Adviser’s compliance infrastructure and the experience of its fund management personnel. Additionally, the Board received satisfactory responses from the representatives of the New Adviser with respect to a series of important questions, including: whether the New Adviser was involved in any lawsuits or pending regulatory actions; whether the management of other accounts would conflict with its management of the Funds; whether there were procedures in place to adequately allocate trades among its respective clients; and whether the New Adviser’s CCO would routinely review the portfolio managers’ performance of their duties to ensure compliance under the New Adviser’s compliance program. The Board also reviewed the information provided on the practices for monitoring compliance with each of the Funds’ investment limitations. The Board then reviewed the capitalization of the New Adviser based on financial information provided by and representations made by the New Adviser and concluded that the New Adviser was sufficiently well-capitalized, or the New Adviser’s owners had the ability to make additional contributions in order to meet its obligations to each of the Funds. The Board also discussed the New Adviser’s compliance program with the CCO of the Trust. The Board also noted that the change in portfolio management for the Funds in 2016 helped to improve performance and enhanced risk management. The Board concluded that the New Adviser has sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the New Advisory Agreement and that the nature, overall quality and extent of the management services to be provided by the New Adviser to each of the Funds were satisfactory. Further, the Board concluded that, overall, they were satisfied with the nature, extent, and quality of the services provided to the Funds under the Existing Advisory Agreement and did not expect them to change under the New Advisory Agreement.

Performance.  The Board discussed the reports prepared by Morningstar and reviewed the performance of each of the Funds as compared to its peer group, Morningstar category and benchmark for the one year, three year and since inception periods ended September 30, 2017. The Board noted that Dynamic International Opportunity Fund underperformed the peer group and its benchmark but outperformed the Morningstar category for the one year period, underperformed the peer group but outperformed the Morningstar category and benchmark for the three year period and underperformed the peer group, Morningstar category and benchmark for the five year period and since Dynamic International Opportunity Fund’s inception. The Board noted that the benchmark as well as many of Dynamic International Opportunity Fund’s peers and the entire Morningstar category were fully invested or represented full investment in non-U.S. equities while Dynamic International Opportunity Fund had periods of significant allocations to fixed income which hurt the relative performance when global bond markets were underperforming. In addition, the Board noted Dynamic International Opportunity Fund’s tactical approach and lower risk profile. The Board noted that although Dynamic International Opportunity Fund had experienced improved performance over the last year, it continues to lag its benchmark and peer group for the one year period. Regarding Dynamic U.S. Opportunity Fund, the Board noted that Dynamic U.S. Opportunity Fund outperformed its peer group and Morningstar category for the one year and three year periods but underperformed its Morningstar category and peer group for the five year and since inception periods, and underperformed its benchmark during all periods. The Board noted each of the Dynamic Fund Opportunity Fund’s improved performance since the change in portfolio management in 2016 as well as the New Adviser’s excellent job of managing risk. After further discussion, the Board concluded that the New Adviser had made appropriate adjustments and that overall, each of the Funds’ past performance was acceptable and generally in line with its risk level.

Fees and Expenses. As to the costs of the services to be provided by the New Adviser, the Board reviewed and discussed each of the Funds’ advisory fee and total operating expenses as compared to its peer group and its Morningstar category as presented in the Morningstar Reports. The Board noted that the advisory fee for each of the Funds was above the peer group and Morningstar category averages. The Board also reviewed each of the Funds net expenses as compared to its peer group and Morningstar category noting that, in the case of each of the Funds, higher acquired fund fees and expenses and assets under management well below the peer group and Morningstar category medians contributed to higher net expenses. The Board noted that each of the Funds was likely not benefiting from economies of scale like some of its peers. The Board then reviewed the contractual arrangements for each of the Funds, which stated that the New Adviser had agreed to waive or limit its advisory fee and/or reimburse expenses at least until March 31, 2019, in order to limit net annual operating expenses, exclusive of certain fees, so as not to exceed 1.49%, and 1.24%, of each Fund’s average annual net assets for, Class N and Class I Shares, respectively, and found such arrangements to be beneficial to shareholders. The Board concluded that, based on the New Adviser’s experience, expertise and services to be provided to each of the Funds, the advisory fee charged by the New Adviser for each of the Funds was not unreasonable and, while higher than its peer group or Morningstar category averages, each was generally in line with some of the funds in its peer group and Morningstar category that were of similar size.

Profitability. The Board also considered the level of profits that could be expected to accrue to the New Adviser with respect to each of the Funds based on profitability reports and analyses reviewed by the Board and the selected financial information of the New Adviser provided by the New Adviser. After review and discussion, the Board concluded that the anticipated profit from the New Adviser’s relationship with each of the Funds was not excessive.

Economies of Scale. As to the extent to which each of the Funds would realize economies of scale as it grew, and whether the fee levels reflect these economies of scale for the benefit of investors, the Board discussed the current size of each of the Funds, the New Adviser’s expectations for growth of each of the Funds, and concluded that any material economies of scale would not be achieved in the near term.

Conclusion. Having requested and received such information from the New Adviser as the Board believed to be reasonably necessary to evaluate the terms of the New Advisory Agreement, and as assisted by the advice of independent counsel, the Board, including a majority of the Independent Trustees voting separately, determined that (a) the terms of each of the New Advisory Agreement are reasonable; (b) the investment advisory fee payable pursuant to each of the New Advisory Agreement is reasonable; and (c) the New Advisory Agreement is in the best interests of the Funds and its shareholders.

Accordingly, the Board, by separate vote of the Independent Trustees and the entire Board of Trustees, unanimously approved both the New Advisory Agreement and voted to recommend the New Advisory Agreement to shareholders for approval.

Accordingly, the Board, including the Independent Trustees, unanimously recommends that shareholders of the Funds vote “FOR” approval of the New Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUNDS

Each Fund is a diversified series of the Northern Lights Fund Trust II, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust. The Trust’s principal executive offices are located at 17605 Wright Street, Suite 2, Omaha, NE 68130. The Board supervises the business activities of the Funds. Like other mutual funds, the Funds retain various organizations to perform specialized services. The Old Adviser currently serves as the Funds’ investment adviser.

Northern Lights Distributors, LLC, located at 17605 Wright Street, Omaha, NE 68130, serves as principal underwriter and distributor of the Funds. Gemini Fund Services, LLC, provides the Funds with transfer agent, accounting and administrative services.

The most recent annual report of the Funds, including audited financial statements for the fiscal year ended November 30, 2017, has been mailed previously to shareholders. If you have not received these reports or would like to receive additional copies of the Annual Report or Semi-Annual Report to Shareholders, Prospectus and/or SAI, free of charge, please contact the Funds at the address set forth on the first page of this Proxy Statement or by calling (toll-free) 1-855-873-3837 and they will be sent to you by first class mail. You may also obtain copies at http://www.innealtafunds.com/funddocuments/.

THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted for approval of the New Advisory Agreement; and at the discretion of the holders of the proxy, on any other matter that may come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING INFORMATION

As of the Record Date, there were [_________] shares of beneficial interest of the Dynamic International Opportunity Fund issued and outstanding. There were [_________] shares of Class I shares outstanding and [_________] shares of Class N shares outstanding of the Dynamic International Opportunity Fund. As of the Record Date, there were [_________] shares of beneficial interest of the Dynamic U.S. Opportunity Fund issued and outstanding. There were [_________] shares of Class N shares outstanding and [_________] shares of Class I shares outstanding of the Dynamic U.S. Opportunity Fund.

All shareholders of record of the Funds on the Record Date are entitled to vote at the Meeting on the Proposal. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of each Fund is required for the approval of the proposed New Advisory Agreement. As defined in the Investment Company Act of 1940, as amended, a vote of the holders of a majority of the outstanding shares of a fund means the vote of (1) 67% or more of the voting shares of the fund present at the meeting, if the holders of more than 50% of the outstanding shares of the fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the fund, whichever is less.

Thirty-three and one-third percent (33-1/3%) of the shares of each Fund present in person or represented by proxy and entitled to vote shall constitute a quorum at the Meeting.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of each Fund represented at the Meeting, but they are not affirmative votes for any proposal. As a result, with respect to approval of the proposed New Advisory Agreement, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Trust, except as listed below, there were no Trustees or officers of the Trust or other shareholders who were the beneficial owners of more than 5% of the outstanding shares of each Fund on the Record Date. As of the Record Date, the Trust knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns more than 5% of the outstanding shares of a Fund.

The record owners of more than 5% of the outstanding shares of the Dynamic International Opportunity Fund as of the record date ([_______], 2018) are listed in the following table.

Name of Shareholder	% Of Share Class Owned

Class I Shares
%

Class N Shares
%

The record owners of more than 5% of the outstanding shares of the Dynamic U.S. Opportunity Fund as of the record date ([_______], 2018) are listed in the following table.

Name of Shareholder	% Of Share Class Owned

Class I Shares
%

Class N Shares
%

Shareholders owning more than 25% of the shares of a Fund are considered to “control” the Fund, as that term is defined under the Investment Company Act of 1940, as amended. Persons controlling a Fund can determine the outcome of any proposal submitted to the shareholders for approval. As a group, the Trustees and officers of the Trust owned 0% of the outstanding shares of the Funds as of the Record Date. As a result, the Trustees and officers as a group are not deemed to control the Funds.

SHAREHOLDER PROPOSALS

The Trust is generally not required to hold annual meetings of shareholders, and the Trust generally does not hold a meeting of shareholders in any year, unless certain specified shareholder actions, such as the election of trustees or the approval of a new advisory agreement, are required to be taken under state law or the Investment Company Act of 1940, as amended.

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the Investment Company Act of 1940, as amended, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to [___________], Northern Lights Fund Trust II, c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

COST OF SOLICITATION

The Board is making this solicitation of proxies. The Trust may engage, [AST Fund Solutions, LLC (“AST”)], a proxy solicitation firm, to assist in the solicitation. [The estimated fees anticipated to be paid to AST are approximately between $[_______] and $[______].] The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by the New Adviser. In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of each Fund of whom they have knowledge, and the New Adviser will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and the New Adviser may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

REVOCABILITY OF PROXIES

The presence of a shareholder at the Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to: Dynamic International Opportunity Fund and Dynamic U.S. Opportunity Fund c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, by calling 1-800-[_________] or by attending the Meeting and voting in person. All valid, unrevoked proxies will be voted at Meeting.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at (631) 470-2600, or write the Trust at 17605 Wright Street, Suite 2, Omaha, NE 68130.

EXHIBITS:

Appendix A

New Advisory Agreement

Appendix B

New Expense Limitation Agreement